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                                                                   Exhibit 21.1



                                 Grey Wolf, Inc.
                              List of Subsidiaries


                                             State or Jurisdiction of Formation
                                             ----------------------------------

Grey Wolf Drilling Company L.P.                             Texas
Grey Wolf LLC                                             Louisiana
Grey Wolf Holdings Company                                  Nevada
Murco Drilling Corp.                                       Delaware
Grey Wolf International, Inc.                               Texas
Grey Wolf Drilling International, Ltd.                  Cayman Islands
Grey Wolf Drilling de Venezuela                            Venezuela
Drillers Inc., DI de Venezuela                             Venezuela
Grey Wolf Drilling de Mexico,
    S. de R.L. de C.V.                                      Mexico
Grey Wolf Mexico Holdings LLC                               Nevada
Grey Wolf International de Mexico,
    S. de R.L. de C.V.                                      Mexico
Servicios Grey Wolf, S. de R.L. de C.V.                     Mexico
DI/Perfensa, Inc.                                           Texas
Perforaciones Andinas, S.A.                                 Panama
DI Energy, Inc.                                             Texas